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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549






                                       FORM 8-K


                                    CURRENT REPORT



        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




            Date of Report (Date of earliest event reported) July 31, 1997


                                    TECHDYNE, INC.
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                (Exact name of registrant as specified in its charter)




          Florida                       0-14659                 59-1709103
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(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)         Identification No.)




2230 West 77th Street, Hialeah, Florida                           33016
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(Address of principal executive offices)                       (Zip Code)





Registrant's telephone number, including area code (305) 556-9210

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Item 2.  Acquisition or Disposition of Assets

    On July 31, 1997, Techdyne, Inc., (the "Company") completed the acquisition of Lytton Incorporated, a Delaware corporation with operations based in Ohio ("Lytton"), pursuant to a Stock Purchase Agreement whereby all the outstanding shares of Lytton held by Patricia A. Crossley (the "Seller"), wife of the President and CEO of Lytton, were acquired by the Company for $2,500,000 and 300,000 shares of the Company's common stock, $.01 par value ("Techdyne Common Stock"). In addition, the Company has provided the Seller with certain guarantees as to the amount of consideration to be received upon her sale of the Techdyne Common Stock within the 12 months from the Closing of the acquisition, to wit, up through July 30, 1998. Further consideration was provided to the Seller through incentive consideration, which for a period of three years, includes payment to the Seller of 4% of Lytton's sales over $14,000,000 up to $20,000,000, and 5% of Lytton's sales over $20,000,000. The principle followed in determining the amount of consideration was the industry valuation (p/e ratio), the earnings and net worth of Lytton.

    The cash portion of the consideration was obtained from the Company's revolving loan with Barnett Bank, N.A. (the "Bank") which was increased from $2,000,000 to $2,500,000 on July 31, 1997, the Closing date of the acquisition. Interest on the revolving loan is .75% above the prime rate, which interest rate on loan at July 31, 1997 was 9.25%. The Company is in the process of registering the Techdyne Common Stock for the Seller.

    Lytton is engaged in the manufacture, assembly and distribution of printed circuit boards and other electronic products for over 40 major commercial customers. Lytton's net sales and net income before taxes were approximately $16,730,000 and $827,000, respectively, for its fiscal year ended March 31, 1997. This would reflect in the Company's revenues for its last fiscal year on a pro forma basis with its new subsidiary, Lytton, being in excess of $40,000,000 and combined pre-tax income of approximately $1,837,000.

    The Lytton acquisition continues the Company's business strategy of expanding its customer base, broadening its product line, increasing its manufacturing capabilities, and entering into new geographic areas.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of business acquired*
         (b)  Pro forma financial information*
         (c)  Exhibits

              (2) Plan of acquisition, reorganization, arrangement, liquidation or succession

                   (i) Stock Purchase Agreement between Patricia Crossley, Lytton Incorporated and the Company dated July 31, 1997

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             (99)  Additional Exhibits

                   (i) First Amendment to Loan and Security Agreement, Loan Agreement and Security Agreement between the Company and Barnett Bank, N.A. dated July 31, 1997
                   (ii) Revolving Demand Promissory Note from the Company to Barnett Bank, N.A. dated July 31, 1997
                   (iii) Unconditional and Continuing Guaranty of Payments and Performance by Medicore, Inc. in favor of Barnett Bank, N.A. dated July 31, 1997
                   (iv) Subordination Agreement among the Company, Barnett Bank, N.A. and Medicore, Inc. dated July 31, 1997

* As of the date of the filing of this Current Report on Form 8-K it is impracticable for the Company to provide the financial statements of the acquired company, Lytton Incorporated, required by Item 7(a) and the pro forma financial information required by Item 7(b) of this Current Report. In accordance with Item 7(a)(4) and Item 7(b)(2) of this Current Report on Form 8-K, such financial statements and pro forma financial information shall be filed by amendment to this Current Report no later than 60 days from the date of this Current Report.


                                      SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TECHDYNE, INC.




                                             By
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                                               DANIEL R. OUZTS, Vice President
Dated:  August 12, 1997



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